CERTIFICATE OF TRUST
                                    OF
                         MERRY LAND CAPITAL TRUST

     THIS Certificate of Trust of Merry Land Capital Trust (the "Trust"), dated as of September ___, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

     1. NAME. The name of the business trust formed hereby is Merry Land Capital Trust.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is William J. Reif, The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first written above.

                         _____________________________________
                         William J. Reif, not in his individual capacity but solely a trustee of the Trust


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